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                                         MORGAN & COMPANY
                                         CHARTERED ACCOUNTANTS






                          INDEPENDENT AUDITORS' CONSENT



We consent to the use in the amended Registration Statement of Princeton Ventures, Inc. on Form SB-2 of our Auditors' Report, dated September 21, 2001, except as to Note 3 which is as of November 30, 2001, on the balance sheet of Princeton Ventures, Inc. as at June 30, 2001, and the related statements of loss and deficit accumulated during the exploration stage, cash flows, and stockholders' equity for the period from inception on May 10, 2001 to June
30, 2001.

In addition, we consent to the reference to us under the heading "Interests Of Named Experts And Counsel" in the Registration Statement.




Vancouver,  Canada                                     /s/ Morgan  &  Company

February 6,  2002                                      Chartered  Accountants



Tel: (604) 687-5841      Member of         P.O. Box 10007 Pacific Centre
Fax: (604) 687-0075        ACPA          Suite 1488-700 West Georgia St.
www.morgan-cas.com      International             Vancouver, B.C. V7Y1A1